                                                                  EXHIBIT 99.8

                               [LETTERHEAD]

                      INDEPENDENT AUDITOR'S REPORT


The Board of Directors and Shareholders
Community Bank of Kentucky


     We have audited the accompanying balance sheets of Community First Bank Kentucky (Bank) as of September 30, 1995 and 1994, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairy, in all material respects, the financial position of Community First Bank of Kentucky as of September 30, 1995 and 1994 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                Robb, Dixon
                                      Francis, Davis, Oneson & Company

                                                 ROBB, DIXON
                                            FRANCIS, DAVIS, ONESON
                                                  & COMPANY

Granville, Ohio
November 17, 1995

                          COMMUNITY FIRST BANK OF KENTUCKY

                                  WARSAW, KENTUCKY

                                  BALANCE  SHEETS

------------------------------------------------------------------------------------
                                                            (Dollars in thousands)
                                                                 September 30,

                                                              1995          1994
                                                            -------       -------
ASSETS
  Cash and Cash Equivalents
     Cash and amounts due from depository institutions      $ 1,582       $ 1,347
     Interest-bearing deposits in other banks                    19             0
     Federal funds sold                                           7           412
                                                            -------       -------
          Total Cash and Cash Equivalents                     1,608         1,759

  Time deposits                                                 363             0

  Investment securities
     Securities held-to-maturity (fair value
        of $7,366 in 1995 and $4,041 in 1994)                 7,262         4,096

     Securities available-for-sale, at fair value             1,452           554


  Loans, net                                                 36,718        17,981

  Accrued interest receivable                                   503           238

  Premises and equipment, net                                   726           318

  Foreclosed real estate, net                                   171             0

  Goodwill, net of applicable amortization                      610             0

  Deferred income taxes                                           0             4

  Other assets                                                   34            18
                                                            -------       -------
          TOTAL ASSETS                                      $49,447       $24,968
                                                            -------       -------
                                                            -------       -------


                                                              1995          1994
                                                            -------       -------
LIABILITIES AND SHAREHOLDERS' EQUITY

  Deposits                                                  $42,929       $21,901

  Borrowed Funds                                                689           748

  Accrued interest payable                                      225            83

  Accrued income taxes due holding company                       45            61

  Deferred income taxes                                          47             0

  Other liabilities                                             420            51
                                                            -------       -------
          TOTAL LIABILITIES                                  44,355        22,844



SHAREHOLDERS' EQUITY
  Common stock of $50 par value; 5,000 shares
     authorized; 3,333 shares issued and outstanding            167           100
  Additional paid-in capital                                  4,074         1,350
  Retained earnings                                             836           677
  Unrealized gain on securities available-for-sale,
     net of applicable deferred income taxes                     15            (3)
                                                            -------       -------
          TOTAL SHAREHOLDERS' EQUITY                          5,092         2,124
                                                            -------       -------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $49,447       $24,968
                                                            -------       -------
                                                            -------       -------

--------------------------------------------------------------------------------
                           See accompanying notes.

                       COMMUNITY FIRST BANK OF KENTUCKY

                               WARSAW, KENTUCKY

                            STATEMENTS  OF  INCOME

------------------------------------------------------------------------------------
                                                       (Dollars in thousands)
                                                      Years ended September 30,

                                                         1995          1994
                                                       -------       -------
INTEREST INCOME
  Interest and fees on loans                           $ 2,634       $ 1,435
  Interest on taxable investment securities                397           177
  Interest on tax-free investment securities                48            17
  Dividends on investment securities                         4             0
  Interest on federal funds sold                            67            37
  Other interest income                                     20             0
                                                       -------       -------
          TOTAL INTEREST INCOME                          3,170         1,666
                                                       -------       -------
INTEREST EXPENSE
  Interest on interest-bearing checking accounts           203           118
  Interest on passbook accounts                             81            38
  Interest on certificates of deposits                     812           356
  Interest on advances from Federal Home Loan Bank
     and other borrowed funds                               40             7
                                                       -------       -------
          TOTAL INTEREST EXPENSE                         1,136           519
                                                       -------       -------
          NET INTEREST INCOME                            2,034         1,147

  Provision for loan losses                                 25             0
                                                       -------       -------
          NET INTEREST INCOME AFTER PROVISION
            FOR LOAN LOSSES                              2,009         1,147

OTHER INCOME
  Service charges                                          245           115
  Gain from sales of investment securities, net              4             0
  Other                                                    102            57
                                                       -------       -------
          TOTAL OTHER INCOME                               351           172
                                                       -------       -------
OTHER EXPENSES
  Salaries and employee benefits                           578           324
  Directors fees                                            25            24
  Postage                                                   32            20
  Net occupancy expense                                    203           137
  Federal insurance premiums                                43            45
  Sale of equipment                                          0            30
  Amortization of goodwill                                  21             0
  Other operating expenses                                 173            90
                                                       -------       -------
          TOTAL OTHER EXPENSES                           1,075           670
                                                       -------       -------

                                                         1995          1994
                                                       -------       -------

          INCOME BEFORE INCOME FEDERAL
             INCOME TAX EXPENSE                        $ 1,285       $   649

  Federal income tax expense                               446           214
                                                       -------       -------
          NET INCOME                                   $   839       $   435
                                                       -------       -------
                                                       -------       -------







--------------------------------------------------------------------------------
                           See accompanying notes.

                       COMMUNITY FIRST BANK OF KENTUCKY

                               WARSAW, KENTUCKY

                            STATEMENTS OF CHANGES
                           IN SHAREHOLDERS' EQUITY

------------------------------------------------------------------------------------
                                               (Dollars in thousands)

                                                                       UNREALIZED
                                                                       GAIN (Loss)
                                                                      ON SECURITIES
                                                                       AVAILABLE-
                                                                        FOR-SALE,
                                                                         NET OF       TOTAL
                             COMMON STOCK     ADDITIONAL               APPLICABLE     STOCK-
                            ---------------    PAID-IN     RETAINED     DEFERRED      HOLDERS'
                            SHARES   AMOUNT    CAPITAL     EARNINGS   INCOME TAXES    EQUITY
                            ------   ------   ----------   --------   -------------   --------
BALANCES AT
  SEPTEMBER 30, 1993         2,000   $ 100      $ 1,350     $  577        $  0        $ 2,027

Net income                                                     435                        435

Cash Dividends
  declared ($167.50
  per share)                                                  (335)                      (335)

Change in unrealized
  gain (loss) on
  securities available-
  for-sale, net of
  applicable deferred
  income taxes of
  $1,000                                                                    (3)            (3)
                             -----   -----      -------     ------        ----        -------
BALANCES AT
  SEPTEMBER 30, 1994         2,000   $ 100      $ 1,350     $  677        $ (3)       $ 2,124

Net income                                                     839                        839

Acquisition of
  Citizens Bank              1,333      67        2,724         10                      2,801

Cash dividends
  declared ($236.00
  per share)                                                  (690)                      (690)

Change in unrealized
  gain (loss) on
  securities available-
  for-sale, net of
  applicable deferred
  income taxes of
  $9,000                                                                    18             18
                             -----   -----      -------     ------        ----        -------
BALANCES AT
  SEPTEMBER 30, 1995         3,333   $ 167      $ 4,074     $  836        $ 15        $ 5,092
                             -----   -----      -------     ------        ----        -------
                             -----   -----      -------     ------        ----        -------



--------------------------------------------------------------------------------
                           See accompanying notes.

                       COMMUNITY FIRST BANK OF KENTUCKY

                               WARSAW, KENTUCKY

                          STATEMENTS  OF  CASH  FLOWS

-------------------------------------------------------------------------------------
                                                            (Dollars in thousands)
                                                           Years ended September 30,

                                                               1995          1994
                                                             -------       -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                 $   839       $   435
  Adjustments to reconcile net income to net cash
    provided by operating activities:
     Amortization of goodwill                                     21             0
     Discount accretion net of premium amortization               (3)           11
     Provision for loan losses                                    25             0
     Loss on sale of foreclosed real estate                        0            15
     Gain from sales of investment securities, net                (4)            0
     Loss on sale of equipment                                     0            15
     Depreciation                                                 80            49
     Deferred income taxes                                        11            12
     Changes in operating assets and liabilities:
        (Increase) decrease in accrued interest receivable       (75)          (29)
        (Increase) decrease in other assets                       12             5
        Increase (decrease) in accrued interest payable           53            (3)
        Increase (decrease) in other liabilities                  (5)          (40)
                                                             -------       -------
          NET CASH PROVIDED BY
            OPERATING ACTIVITIES                                 954           470
                                                             -------       -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net increase in time and certificates of deposit               192             0
  Purchases of held-to-maturity securities                      (147)       (4,129)
  Proceeds from maturities of held-to-maturity securities      3,084         3,401
  Purchases of available-for-sale securities                    (270)          (58)
  Proceeds from sales of available-for-sale securities           492             0
  Proceeds from maturities of available-for-sale securities      500           250
  Cash received in merger acquisition                          2,970             0
  Net increase in loans                                       (6,677)       (2,505)
  Purchases of premises and equipment                            (87)          (43)
  Proceeds from sale of foreclosed real estate                     0            75
                                                             -------       -------
          NET CASH USED IN INVESTING ACTIVITIES                   57        (3,009)
                                                             -------       -------

                                                               1995          1994
                                                             -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in deposits                           (713)        1,917
  Net increase (decrease) in borrowed funds                      (59)          748
  Dividends paid                                                (390)         (335)
                                                             -------       -------
         NET CASH PROVIDED BY (USED IN)
          FINANCING ACTIVITIES                                (1,162)        2,330
                                                             -------       -------
         NET INCREASE (DECREASE) IN CASH AND
          CASH EQUIVALENTS                                      (151)         (209)

          CASH AND CASH EQUIVALENTS AT
               BEGINNING OF YEAR                               1,759         1,968
                                                             -------       -------
         CASH AND CASH EQUIVALENTS AT END OF YEAR            $ 1,608       $ 1,759
                                                             -------       -------
                                                             -------       -------
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the year for interest                     $ 1,084       $   521
                                                             -------       -------
                                                             -------       -------
   Cash paid during the year for income taxes                $   420       $   175
                                                             -------       -------
                                                             -------       -------
   Loans transferred to foreclosed real estate
     during the year                                         $   171       $     0
                                                             -------       -------
                                                             -------       -------
Total increase in unrealized gain on securities
   available-for-sale                                        $    28       $    (5)
                                                             -------       -------
                                                             -------       -------
Significant assets (liabilities) acquired in
   business combination
     Cash and cash equivalents                               $ 2,970       $     0
     Time deposits                                               550             0
     Securities held-to-maturity                               7,139             0
     Securities available-for-sale                               511             0
     Loans                                                    12,272             0
     Accrued interest receivable                                 190             0
     Premises and equipment                                      401             0
     Other assets                                                 28             0
     Deposits                                                (21,712)            0
     Accrued interest payable                                    (89)            0
     Deferred income taxes                                       (30)            0
     Other liabilities                                           (58)            0
                                                             -------       -------
                                                             -------       -------



--------------------------------------------------------------------------------
                           See accompanying notes.

                          COMMUNITY FIRST BANK OF KENTUCKY

                                  WARSAW, KENTUCKY

                              Notes to Financial Statements

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS
   The Bank provides a variety of financial services to individuals and corporate customers, through its two branches in Warsaw and Dry Ridge, Kentucky, which is primarily a rural agricultural area. The Bank's primary deposit products are interest-bearing checking accounts and certificates of deposit.
Its primary lending products are single family residential loans and commercial real estate loans.

USE OF ESTIMATES
   The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


   Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

   A majority of the Bank's loan portfolio consists of commercial and single-family residential loans in the Warsaw-Dry Ridge area. The regional economy depends heavily on the agricultural industry. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio and the recovery of a substantial portion of the carrying amount of foreclosed real estate are susceptible to changes in local market conditions.

   While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near term.

INVESTMENT SECURITIES
   Debt securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premium and accretion of discounts using methods approximating the interest method. Other marketable securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in shareholders' equity. Cost of securities sold is recognized using the specific identification method.

LOANS
   Loans are stated at unpaid principal balances, less the allowance for loan losses and unearned discounts.

   Unearned discounts on installment loans are recognized as income over the term of the loans using a method that approximates the interest method.

   Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

   The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

PREMISES AND EQUIPMENT
   Depreciation and amortization are provided over the estimated useful lives of the respective assets. All premises and equipment are recorded at cost and are depreciated on the straight-line method.

FORECLOSED REAL ESTATE
   Foreclosed real estate includes both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the institution has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.

   At the time of foreclosure, foreclosed real estate is recorded at the lower of the Bank cost or the asset's fair value, less costs to sell, which becomes the property's new basis. Any write-downs based on the asset's fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell. Costs incurred in maintaining foreclosed real estate and subsequent write-downs to reflect declines in the fair value of the property are included in income (loss) on foreclosed real estate.

INCOME TAXES
   Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available-for-sale securities, allowance for loan losses, accrued income and expenses, and accumulated depreciation for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The bank and its parent file a consolidated federal income tax return on a calendar year basis. Income tax expense in the bank's income statement has be allocated on the basis of taxable income for the bank by itself.

STATEMENTS OF CASH FLOWS    The Bank considers all cash and amounts due from
depository institutions, interest-bearing deposits in other banks, and federal funds sold to be cash equivalents for purposes of the statements of cash flows.

RECLASSIFICATIONS
   Certain amounts in 1994 have been reclassified to conform with the 1995 presentation.

NOTE B - INVESTMENT SECURITIES

  Securities held-to-maturity consist of the following:

                                     (Dollars in thousands)

                            September 30, 1995                           September 30, 1994
                ----------------------------------------   ----------------------------------------
                             Gross       Gross                          Gross       Gross
                Amortized  Unrealized  Unrealized   Fair   Amortized  Unrealized  Unrealized   Fair
                  Cost       Gains       Losses    Value     Cost       Gains       Losses    Value
                ---------  ----------  ----------  -----   ---------  ----------  ----------  -----
U.S.
government
& federal
agencies        $ 5,890    $     90    $   (12)   $5,968    $3,684     $     1    $   (55)    $3,630

State &
local
governments       1,339          38        (17)    1,360       412           6         (7)       411

Corporate
debt
securities           33           5          0        38         0           0          0          0
                -------    --------    -------    ------    ------     -------    -------     ------
                $ 7,262    $    133    $   (29)   $7,366    $4,096     $     7    $   (62)    $4,041
                -------    --------    -------    ------    ------     -------    -------     ------
                -------    --------    -------    ------    ------     -------    -------     ------

          Securities available-for-sale consist of the following:

                            September 30, 1995                           September 30, 1994
                ----------------------------------------   ----------------------------------------
                             Gross       Gross                          Gross       Gross
                Amortized  Unrealized  Unrealized   Fair   Amortized  Unrealized  Unrealized   Fair
                  Cost       Gains       Losses    Value     Cost       Gains       Losses    Value
                ---------  ----------  ----------  -----   ---------  ----------  ----------  -----
U.S.
government
& federal
agencies        $ 1,339    $     23    $     0    $1,362    $  501     $     0    $    (5)    $  496

Equity
securities           90           0          0        90        58           0          0         58
                -------    --------    -------    ------    ------     -------    -------     ------
                $ 1,429    $     23    $     0    $1,452    $  559     $     0    $    (5)    $  554
                -------    --------    -------    ------    ------     -------    -------     ------
                -------    --------    -------    ------    ------     -------    -------     ------

  The following is a summary of maturities of securities held-to-maturity and available-for-sale as of September 30, 1995:


                                               (Dollars in thousands)
                            Securities held-to-maturity    Securities available-for-sale
                            ------------------------------------------------------------

 AMOUNTS MATURING IN:
                                Amortized        Fair          Amortized        Fair
                                  Cost          Value            Cost          Value
                              ------------     -------        -----------     -------
One year or less                $4,974         $5,010          $  760         $  769
After one year                   1,440          1,494             579            593
   through five years
After five years                   564            576               0              0
   through ten years
After ten years                    284            286              90             90
                                ------         ------          ------         ------
                                $7,262         $7,366          $1,429         $1,452
                                ------         ------          ------         ------
                                ------         ------          ------         ------

  During 1995, the Bank sold securities available-for-sale for total proceeds of approximately $492,000 resulting in gross realized gains of approximately $4,000 and no gross realized losses. During 1994, the Bank sold no securities available-for-sale.

  In 1995, debt securities with an amortized cost of $586,000 were transferred from held-to-maturity to available-for-sale because of a merger acquisition. The securities had an unrealized gain of approximately $14,000. There were no securities transferred between classifications during 1994.

   No investment securities at September 30, 1995 were pledged to secure deposits as required or permitted by law.

NOTE C - LOANS

          Loans at September 30, 1995 and 1994 are summarized as follows:

                                                  (Dollars in thousands)
                                                   1995           1994
                                                  ------         ------
    Loans secured by mortgages on real estate:
      Residential                                $ 8,980        $ 3,583
      Commercial                                  11,529          8,774
      Farmland                                     3,291          1,041
      Short-term loans for construction            2,360          1,025
    Installment loans                              2,909            878
    Commercial                                     7,649          2,719
    Other                                            522            212
                                                 -------        -------
                                                  37,240         18,232
                                                 -------        -------
    Allowance for loan losses                       (466)          (243)
    Unearned discounts on installment loans          (56)            (8)
                                                 -------        -------
         Total                                   $36,718        $17,981
                                                 -------        -------
                                                 -------        -------

     An analysis of the allowance for loan losses is as follows:

                                                  (Dollars in thousands)

                                                    1995          1994
                                                   ------        ------
     Balance, beginning of year                    $  243        $  238
     Provision for losses                              25             0
     Loans charged off, net                           (23)            5
     Merger acquisition                               221             0
                                                  -------        ------
     Balance, end of year                         $   466        $  243
                                                  -------        ------
                                                  -------        ------

  At September 30, 1995, the Bank had no loans, that were specifically classified as impaired.

  In addition at September 30, 1995 and 1994, the
Bank had other nonaccrual loans of approximately $259,000 and $238,000, respectively, for which impairment had not been recognized. If interest on these loans had been recognized at the original interest rates, interest income would have increased approximately $15,000 and $21,000 in 1995 and 1994, respectively.

  The Bank has no commitments to loan additional funds to the borrowers of nonaccrual loans.

  In the ordinary course of business, the Bank has and expects to continue to have transactions, including borrowings, with its officers, directors, and their affiliates. In the opinion of management, such transactions were on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons and did not involve more than a normal risk of collectibility or present any other unfavorable features to the Bank. Loans to such borrowers, at September 30, 1995, are summarized as follows:

          Balance, beginning of year               $  699
          New loans                                   363
          Payments                                   (372)
                                                   ------
          Balance, end of year                     $  690
                                                   ------
                                                   ------

  At September 30, 1995, the Bank serviced loans for others with a principal balance of $892,000.

NOTE D - PREMISES AND EQUIPMENT

   A summary of premises and equipment at September 30, 1995 and 1994 follows:

                                                 (Dollars in thousands)
                                                    1995           1994
                                                  -------        ------
     Land                                          $  134        $   55
     Buildings and improvements                       984           306
     Furniture, fixtures, and equipment               686           401
                                                  -------        ------
     Accumulated depreciation and amortization      1,804           762
                                                   (1,078)         (444)
                                                  -------        ------
         Total                                     $  726        $  318
                                                  -------        ------
                                                  -------        ------

NOTE E - DEPOSITS

  Deposit account balances at September 30, 1995 and 1994, are summarized as follows:

                                                 (Dollars in thousands)
                                                    1995           1994
                                                  -------        -------
     Demand deposits                              $ 6,992        $ 3,872
     Now accounts                                   7,268          4,855
     Money market deposit accounts                  2,730            824
     Savings                                        4,437          1,839
     Certificates of deposit                       15,291          6,591
                                                  -------        -------
        Total                                     $36,718        $17,981
                                                  -------        -------
                                                  -------        -------

  The aggregate amount of short-term jumbo certificates of deposit with a minimum denomination of $100,000 was approximately $3,050,000 and $1,312,000 at September 30, 1995 and 1994. Interest expense on certificates of deposit exceeding $100,000 was approximately $82,000 and $52,000 in 1995 and 1994, respectively.

  The Bank held deposits of approximately $2,188,000 for related parties at September 30, 1995.

NOTE F - BORROWED FUNDS

  Borrowed funds at September 30, 1995 and 1994, are summarized as follows:

                                                       September 30,
                                                  ----------------------
                                                    1995           1994

   Advances from Federal Home Loan Bank           $  388         $  399
   Securities sold under agreement to repurchase     301            349
                                                  ------         ------
         Total                                    $  689         $  748
                                                  ------         ------
                                                  ------         ------

  Pursuant to collateral agreements with the Federal Home Loan Bank (FHLB), advances are secured by all stock in the FHLB and qualifying first mortgage loans. Advances at September 30, 1995 have the following principal payment requirements:

                                                  (Dollars in thousands)
          10/1/95 to 9/30/96                            $   11
          10/1/96 to 9/30/97                                12
          10/1/97 to 9/30/98                                13
          10/1/98 to 9/30/99                                14
          10/1/99 to 9/30/00                                14
          After 9/30/00                                    324
                                                        ------
                                                        $  388
                                                        ------
                                                        ------

     Information concerning securities sold under agreements to repurchase are summarized as follows:

                                                  (Dollars in thousands)

                                                    1995           1994
                                                   ------         ------
     Average balance during the year               $  394         $   25
     Average interest rate during the year           4.31%          0.00%
     Maximum monthly average                          614            349
     Maturity date                                10/2/95        10/3/94

NOTE G - FEDERAL INCOME TAXES

  The provision for income taxes for 1995 and 1994 consists of the following:

                                                   (Dollars in thousands)
                                                    1995           1994
                                                   ------         ------
     Current federal tax expense                   $  435         $  202
     Deferred federal tax expense                      11             12
                                                   ------         ------
                                                   $  446         $  214
                                                   ------         ------
                                                   ------         ------

  The provision for federal income taxes differs from that computed by applying federal statutory rates to income before federal income tax expense, as indicated in the following analysis:

                                                  (Dollars in thousands)
                                                    1995           1994
                                                   ------         ------
Expected tax provision at a 34% rate               $  437         $  221
Effect of tax-exempt income                           (20)            (6)
Goodwill amortization                                   7              0
Other                                                  22             (1)
                                                   ------         ------
                                                   $  446         $  214
                                                   ------         ------
                                                   ------         ------

  Deferred tax liabilities have been provided for taxable temporary differences related to unrealized gains on available-for-sale securities and net accrued income and expenses. Deferred tax assets have been provided for deductible temporary differences related to the allowance for loan losses, and accumulated depreciation. The net deferred tax assets in the accompanying balance sheets include the following components:

                                                  (Dollars in thousands)
                                                    1995           1994
                                                   ------         ------
     Deferred tax liabilities                      $   62         $   32
     Deferred tax assets                              (15)           (36)
                                                   ------         ------
     Net deferred tax liabilities (assets)         $   47         $   (4)
                                                   ------         ------
                                                   ------         ------

NOTE H - PROFIT SHARING PLAN

  The Bank has a profit-sharing plan that covers substantially all employees. Contributions to the plan are based on a formula and are contingent upon the attainment of certain levels of earnings as defined in the agreement. During the year ended September 30, 1995 and 1994, contributions to the plan charged to operations were $14,000 and 4,000, respectively.

NOTE I - REGULATORY MATTERS

  The Bank, as a State Bank is subject to the dividend restrictions set forth by the Kentucky Department of Financial Institutions. Under such restrictions, the Bank may not, without the prior approval of the Department of Financial Institutions declare dividends in the excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. The dividends as of September 30, 1995, that the Bank could declare, without the approval of the D.F.I., amounted to approximately $652,000. The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At September 30, 1995, the Bank is required to have minimum Tier 1 and Total capital ratios of 4.00% and 8.00% respectively. The Bank's actual ratios at that date were 12.80% and 14.05% respectively. The Bank's leverage ratio at September 30, 1995, was 9.03%.

NOTE J - COMMITMENTS AND CONTINGENCIES

  In the normal course of business, the Bank has various outstanding commitments and contingent liabilities that are not reflected in the accompanying financial statements. The principal commitments of the Bank are as follows:

   The Association had outstanding commitments to originate loans at September 30, 1995 and 1994 as follows:

                                                    (Dollars in thousands)
                                                      1995           1994
                                                     ------         ------
     First-mortgage                                  $2,020         $  386
     Consumer and other loans                           250            217
                                                     ------         ------
     Total                                           $2,270         $  603
                                                     ------         ------
                                                     ------         ------

  There were no commitments under standby letters of credit.

  In addition, the Bank is a defendant in various legal proceedings arising in connection with its business. It is the best judgment of management that neither the financial position nor results of operations of the Bank will be materially affected by the final outcome of these legal proceedings.

NOTE K - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheets.

  The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual notional amount of those instruments (see NOTE
J). The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management's credit evaluation of the counterparty.

  The bank had due from bank balances in excess of $100,000 with the following financial institutions as of September 30, 1995:

                                           (Dollars in thousands)
                                                    1995
                                                   ------

          Fifth Third Bank                         $  580
                                                   ------
                                                   ------

  NOTE L - BUSINESS COMBINATION

    On April 6, 1995, the Bank acquired Citizens Bank in Dry Ridge, Kentucky in a business combination accounted for as a purchase. Citizens Bank is also a state chartered bank engaged in commercial banking. The results of operations of Citizens Bank is included in the accompanying financial statements since the date of acquisition. The total cost of the acquisition was $2,801,000, which exceeded the fair value of the net assets of Citizens Bank by $631,000. The excess is being amortized on the straight line method over 15 years. 1,333 shares of common stock were issued to complete the business combination.

NOTE M - SUBSEQUENT EVENT

   On October 14, 1995, the bank sold it's branch facility in Jonesville, Kentucky, which contained the following net assets:

                                                (Dollars in thousands)
          Loans                                         $   114,000
          Premises & equipment                               44,000
          Deposits                                       (1,973,000)
                                                        -----------
          Total                                         $(1,815,000)

                                                        -----------
                                                        -----------

     The transaction resulted in a gain of $108,000, which will be included in operations during the fourth quarter of 1995.



NOTE N - RELATED PARTIES

       The Bank is owned 60% by Community First Financial Inc., and 40% by Grant Bancshares, Inc. Community First Financial, Inc. is a Multi-bank holding company that also owns 100% of the common stock of: Grant Bancshares, Inc., Community First Bank, N.A. in Ripley, Ohio and CommunityFirst Bank in Mt. Olivet, Kentucky. Transactions between the subsidiary banks were limited to loan servicing on participation loans, correspondent bank activity, and borrowed funds.



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                                      -18-